Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

BASIS OF PRESENTATION

The following Unaudited Pro Forma Condensed Combined Balance Sheet as September 30, 2005 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2004 and the period ended September 30, 2005 are based on the historical financial statements of StoneMor Partners L.P. (“StoneMor”) and Certain Wholly-Owned Subsidiaries of Service Corporation International (“SCI locations”) after giving effect to the purchase of SCI locations by StoneMor based on the assumptions and adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using the purchase method of accounting as if the transaction had been completed as of January 1, 2004 for purposes of the Unaudited Pro Forma Condensed Combined Statements of Operations and on September 30, 2005, for purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet. Additionally, the interim financial information provided by Service Corporation International for the SCI locations is as of October 31, 2005 for the Unaudited Pro Forma Condensed Combined Balance Sheet and for the ten months ended October 31, 2005 for the Unaudited Pro Forma Condensed Combined Statements of Operations. For balance sheet presentation purposes, this information is being combined with the financial information provided in StoneMor’s most recent Quarterly Report filed on form 10-Q for the period ended September 30, 2005 and for income statement purposes, one additional month of StoneMor activity is presented.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the separate historical Consolidated Financial Statements and accompanying notes included in StoneMor’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2005. The Unaudited Pro Forma Condensed Consolidated Financial Statements are not intended to be indicative of the consolidated results of operations or the financial condition of StoneMor that would have been reported had the acquisition been completed as of the dates presented and should not be taken as representative of future consolidated results or financial condition of StoneMor. The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements are presented in accordance with Article 11 of Regulation S-X.

Under the purchase method of accounting, the purchase price is allocated to the underlying assets acquired and liabilities assumed based on their respective fair market values. The pro forma purchase price allocation has been derived from estimates of the fair market value of the tangible assets and liabilities of the SCI locations based upon management’s estimates using established valuation techniques. The total purchase price of the SCI locations has been allocated on a preliminary basis to identifiable assets acquired and liabilities assumed based upon valuation procedures performed to date. This allocation is subject to change pending a final analysis of the total purchase price paid, including the direct costs of the acquisition and the estimated fair value of the assets acquired and liabilities assumed; however, the Company does not believe that the impact of these changes will be material.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any effect of operating efficiencies, cost savings, and other benefits anticipated by StoneMor’s management as a result of the acquisition. Additionally, certain integration costs may be recorded subsequent to the merger that under purchase accounting will not be treated as part of the SCI locations purchase price. These costs have not been reflected in these Unaudited Pro Forma Condensed Combined Statements of Operations because they are not expected to have a continuing impact on the combined results.

StoneMor Partners L.P.

Pro Forma Condensed Combined Balance Sheets

(in thousands, except share data)

(unaudited)

	StoneMor as Reported	Service Corporation International Locations as Provided	Pro Forma Adjustments	Note 2	Consolidated Pro Forma
	as of September 30, 2005	as of October 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,225	$3	$(1,660)	a	$8,568
Accounts receivable, net of allowance	27,053	2,151			29,204
Prepaid expenses	2,644	—			2,644
Other current assets	2,819	463			3,282

Total current assets	42,741	2,617	(1,660)		43,698
LONG-TERM ACCOUNTS RECEIVABLE—net of allowance	30,507	2,504			33,011
CEMETERY PROPERTY	149,421	30,140	(17,447)	b	159,555
			(2,559)	c
PROPERTY AND EQUIPMENT	22,461	4,879			27,340
MERCHANDISE TRUSTS, restricted, at fair value	106,753	13,391			120,144
PERPETUAL CARE TRUSTS, restricted, at fair value	128,992	9,676			138,668
DEFERRED FINANCING COSTS—net of accumulated amortization	2,170	—			2,170
OTHER ASSETS	1,354	1,141	(1,141)	d	1,354

TOTAL ASSETS	$484,399	$64,348	$(22,807)		$525,940

LIABILITIES AND STOCKHOLDERS’ / PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$4,776	$93	$(93)	e	$4,776
Accrued interest	222	—			222

Total current liabilities	4,998	93	(93)		4,998
LONG-TERM DEBT	82,400	1,322	3,928	f	87,650
DEFERRED INCOME TAXES	—	7,486	(5,435)	h	2,051
DEFERRED PREARRANGED CONTRACT REVENUE	—	1,069			1,069
DEFERRED CEMETERY REVENUES, net	129,981	21,491	(12,404)	g	139,068
MERCHANDISE LIABILITY	32,123	8,388			40,511
DUE TO SERVICE CORP INTL	—	15,013	(15,013)	e	—

Total liabilities	249,502	54,862	(29,017)		275,347

COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTEREST IN PERPETUAL CARE TRUSTS	128,992	9,676			138,668
STOCKHOLDERS’ EQUITY
Current Period Earnings	—	348	(348)	I	—
Stockholders Deficit	—	(538)	538	I	—
PARTNERS’ EQUITY
General partner	1,475	—	120	a	1,595
Limited partners:
Common	68,280	—	5,900	j	74,180
Subordinated	36,150	—	—		36,150

Total common stockholders’ / partners’ equity	105,905	(190)	6,210		111,925

TOTAL LIABILITIES AND STOCKHOLDERS’ / PARTNERS’ EQUITY	$484,399	$64,348	$(22,807)		$525,940

See accompanying notes to unaudited pro forma condensed combined financial information

StoneMor Partners L.P.

Pro Forma Condensed Combined Statement of Operations

(in thousands, except unit data)

(unaudited)

	StoneMor as Reported	Service Corporation International Locations as Provided	Proforma Adjustments	Note 3	Consolidated Proforma
	Year Ended December 31, 2004	Year Ended December 31, 2004
Revenues:
Cemetery	$87,305	$10,102	$—		$97,407
Funeral home	1,953	3,714	—		5,667

Total revenues	89,258	13,816	—		103,074

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown seperately below):
Land and crypts	4,539	440	(255)	a	4,724
Perpetual care	2,692	84	—		2,776
Merchandise	5,143	1,031	—		6,174
Cemetery expense	19,648	2,808	—		22,456
Selling expense	19,158	1,895	—		21,053
General and administrative expense	9,797	2,393	—		12,190
Corporate overhead (including $433 in stock-based			—		—
compensation in 2004)	12,458	—	—		12,458
Depreciation and amortization	4,547	630	—		5,177
Funeral home expense	1,712	2,765	—		4,477

Total cost and expenses	79,694	12,046	(255)		91,485

OPERATING PROFIT	9,564	1,770	255		11,589

EXPENSES RELATED TO REFINANCING	4,200	—	—		4,200
INTEREST EXPENSE	9,480	70	332	b	9,882
IMPAIRMENT ON LONG LIVED ASSETS	—	25,941	—		25,941
OTHER EXPENSE	—	5,545	—		5,545

INCOME / (LOSS) BEFORE INCOME TAXES	(4,116)	(29,786)	(77)		(33,979)

INCOME TAXES (BENEFIT):
State and franchise taxes	863	(10,475)	10,475	c	863
Federal	(1,141)	(1,723)	1,723	c	(1,141)

Total income taxes (benefit)	(278)	(12,198)	12,198		(278)

NET INCOME (LOSS)	$(3,838)	$(17,588)	$(12,275)		$(33,701)

Net income per limited partner unit for the year ended December 31, 2004

Net income per limited partner unit (basic and diluted)				d

See accompanying notes to unaudited pro forma condensed combined financial information

StoneMor Partners L.P.

Pro Forma Condensed Combined Statement of Operations

(in thousands, except unit data)

(unaudited)

	StoneMor as Reported	StoneMor	Service Corporation International Locations as Provided	Proforma Adjustments	Note 4	Consolidated Proforma
	Period Ended September 30, 2005	One Month Ended October 31, 2005	Ten Months Ended October 31, 2005
Revenues:
Cemetery	$69,887	$5,611	$9,143	$—		$84,641
Funeral home	1,662	115	3,306	—		5,083

Total revenues	71,549	5,726	12,449	—		89,724

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Land and crypts	4,209	513	270	(156)	a	4,836
Perpetual care	2,094	50	226	—		2,370
Merchandise	3,857	283	1,036	—		5,176
Cemetery expense	15,872	1,628	2,313	—		19,813
Selling expense	14,717	1,309	1,225	—		17,251
General and administrative expense	7,658	798	2,201	—		10,657
Corporate overhead (including $433 in stock-based compensation in 2004)	10,391	1,198	—	—		11,589
Depreciation and amortization	2,580	259	504	—		3,343
Funeral home expense	1,366	137	2,160	—		3,663

Total cost and expenses	62,744	6,175	9,935	(156)		78,698

OPERATING PROFIT	8,805	(449)	2,514	156		11,026

EXPENSES RELATED TO REFINANCING	—	—	—	—		—
INTEREST EXPENSE	4,800	542	55	247	b	5,644
OTHER EXPENSE	—	—	1,899	—		1,899

INCOME / (LOSS) BEFORE INCOME TAXES	4,005	(991)	560	(91)		3,483

INCOME TAXES (BENEFIT):
State and franchise taxes	620	179	187	(26)	c	960
Federal	358	155	25	(3)	c	535

Total income taxes (benefit)	978	334	212	(30)		1,494

NET INCOME (LOSS)	$3,027	$1,325	$348	$(61)		$1,989

Net income per limited partner unit for the nine months ended September 30, 2005

Net income per limited partner unit (basic and diluted)	$.34	$(.15)	$.04	$(.01)	d	$.22

See accompanying notes to unaudited pro forma condensed combined financial information

STONEMOR PARTNERS L.P.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(UNAUDITED)

NOTE 1.     DESCRIPTION OF TRANSACTION

Effective November 1, 2005 (the “Closing Date”), StoneMor completed the acquisition of the Seller’s Business, as defined below. SCI Funeral Services, Inc., an Iowa corporation (“SCI”) and a wholly-owned subsidiary of Service Corporation International, a Texas corporation, joined by certain of SCI’s direct and indirect subsidiary entities (collectively, the “Seller”), is a company engaged in the funeral and cemetery business. Pursuant to the Purchase Agreement, StoneMor acquired from the Seller 22 cemeteries and 6 funeral homes (collectively, the “Properties”), including certain related assets (together with the Properties, the “Acquired Assets”) and certain related liabilities (the “Assumed Liabilities” and, together with the Acquired Assets, the “Business”). The Properties that comprise the Business are located in North Carolina (9 cemeteries and 1 funeral home), Pennsylvania (7 cemeteries and 5 funeral homes), Georgia (5 cemeteries) and Alabama (1 cemetery).

On the Closing Date, the Buyer, in consideration for the transfer and delivery to it of the Acquired Assets and in addition to the assumption of the Assumed Liabilities, paid to the Seller, upon proper adjustments, the sum of $12,926,868.88 (the “Closing Purchase Price”) as follows: (i) the sum of $7,026,876.88 in cash and (ii) 280,952 common units (the “Common Units”) representing limited partner interests in the Company, in the aggregate, based on the closing price per Common Unit of $21 on The NASDAQ National Market on October 28, 2005. The Seller acknowledged that it had acquired the Common Units for investment, for its own account only and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, except as set forth in the Registration Rights Agreement.

NOTE 2.     UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2005 gives effect to the acquisition as if it had occurred on September 30, 2005. Under purchase accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their relative fair values.

The following information on the components and allocation of the purchase price is based on StoneMor Partners’ preliminary evaluation and review of the assets acquired and liabilities assumed and may change as those evaluations and reviews are completed. Among other things, the consideration paid by StoneMor may be different than the estimated purchase price below as a result of the result of certain adjustments in the Purchase Agreement and the Registration Rights Agreement. These elements include, but are not limited to, adjustments for accounts receivable amounts, merchandise trust amounts and perpetual care trust amounts above or below an agreed upon level, as provided in the

Purchase Agreement and increased by any amounts which may become payable pursuant to the Registration Rights Agreement.

The components of the purchase price were as follows (in thousands):

Paid to Seller	$7,027
Value of Common Units paid to seller	5,900
Acquisition Costs	2,559

Total Consideration	$15,486

The allocation of the purchase price is as follows:

Total Consideration	$15,486

Allocated to:
Accounts Receivable	$4,655
Inventories	463
Investment in Trust—Funeral	1,146
Investment in Trust—Cemetery	12,245
Cemetery Property	12,693
Property, Plant and Equipment	4,879
Cemetery Perpetual Care Trusts	9,676
Deferred Income Taxes	(2,051)
Deferred Prearranged Contract Revenue	(1,069)
Deferred Margin	(9,087)
Merchandise Liability	(8,388)
Non-Controlling Interest in Perpetual Care Trusts	(9,676)

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet:

a.	To adjust cash and cash equivalents and long-term debt for the cash portion of the purchase price, to record cash provided by the general partner to maintain its 2% equity interest, and sellers cash not purchased. (in thousands)

Cash From StoneMor	$(7,027)
Borrowings under acquisition line of credit	5,250
General Partner contribution	120
Sellers cash	(3)

Total	(1,660)

b.	To adjust cemetery property to represent approximated fair value and allocate pre-acquisition costs to the total purchase consideration.

	Approximated
	Fair	Net Book
(in thousands)	Value	Value	Adjustment

Cemetery Property	$12,693	$30,140	$(17,447)
Fair Value Adjustment (above)			$(17,447)
Allocated Acquisition Costs			(2,559)

Total			$(20,006)

c.	To allocate StoneMor’s acquisition costs carried in cemetery property.
d.	To eliminate other assets not included in the transaction.
e.	To eliminate liabilities not included in the transaction.

Total Current Liabilities	$(93)
Due to Service Corporation International	(15,013)

Total	$(15,106)

f.	To record long-term debt used to purchase the acquisition and eliminate seller’s debt not acquired.

Long-term Debt	$5,250
Predecessor Long-term Debt	(1,322)

Total	$3,928

g.	To reflect a reasonable profit margin to account for the future costs of delivering products and providing services on pre-need contracts due to this acquisition.

h.	To record the effect on income taxes provision (benefit) resulting from the change to our structure of a limited partnership.

i.	To eliminate stockholders deficit and current period earnings.

j.	To record issuance of additional common units given to seller as a portion of the purchase price.

NOTE 3. UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2004:

a.	To revise cost of goods sold land and crypts based on the approximated fair market value of the cemetery property acquired.

b.	To increase due to borrowing of $5.25 million in acquisition principal and eliminate sellers interest expense.

c.	To eliminate the benefit from taxes due to the impairment charge recorded on the predecessor company’s financial statements. StoneMor would not have received similar benefit had it written down the value of the assets due to its structure as a master limited partnership.

d.	The limited partner net income per unit calculation has been excluded from the pro forma as StoneMor Partners did not become a public partnership until September 20, 2004 rendering any full-year earnings per unit not meaningful.

NOTE 4. UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2005:

a.	To revise cost of goods sold land and crypts based on the approximated fair market value of the cemetery property acquired.

b.	To increase due to borrowing of $5.25 million in acquisition principal and eliminate sellers interest expense.

c.	To reflect the income tax impact of the pro forma adjustments above.

d.	The weighted average limited partners’ units outstanding used in the net income per limited partner unit calculation includes the limited partners’ common and subordinated units, including the common units issued in connection with this acquisition and excludes the general partner interest.